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                                                                   EX-99.B(h)(3)

                                   SCHEDULE A

                             WELLS FARGO FUNDS TRUST

1.  Asset Allocation Fund
2.  California Limited Term Tax-Free Fund
3.  California Tax-Free Fund
4.  California Tax-Free Money Market Fund
5.  California Tax-Free Money Market Trust
6.  Cash Investment Money Market Fund
7.  Colorado Tax-Free Fund
8.  Diversified Bond Fund
9.  Diversified Equity Fund
10. Diversified Small Cap Fund
11. Equity Income Fund
12. Equity Index Fund
13. Government Institutional Money Market Fund
14. Government Money Market Fund
15. Growth Balanced Fund
16. Growth Equity Fund
17. Growth Fund
18. High Yield Bond Fund
19. Income Fund
20. Income Plus Fund
21. Index Allocation Fund
22. Index Fund
23. Inflation-Protected Bond Fund
24. Intermediate Government Income Fund
25. International Equity Fund
26. Large Cap Appreciation Fund
27. Large Cap Value Fund
28. Large Company Growth Fund
29. Limited Term Government Income Fund
30. Liquidity Reserve Money Market Fund
31. Minnesota Money Market Fund
32. Minnesota Tax-Free Fund
33. Moderate Balanced Fund
34. Money Market Fund
35. Money Market Trust
36. Montgomery Emerging Markets Focus Fund
37. Montgomery Institutional Emerging Markets Fund
38. Montgomery Mid Cap Growth Fund
39. Montgomery Short Duration Government Bond Fund
40. Montgomery Small Cap Fund
41. Montgomery Total Return Bond Fund
42. National Limited Term Tax-Free Fund
43. National Tax-Free Fund
44. National Tax-Free Institutional Money Market Fund
45. National Tax-Free Money Market Fund

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46. National Tax-Free Money Market Trust
47. Nebraska Tax-Free Fund
48. Outlook Today Fund
49. Outlook 2010 Fund
50. Outlook 2020 Fund
51. Outlook 2030 Fund
52. Outlook 2040 Fund
53. Overland Express Sweep Fund
54. Prime Investment Institutional Money Market Fund
55. Prime Investment Money Market Fund
56. SIFE Specialized Financial Services Fund
57. Small Cap Growth Fund
58. Small Cap Opportunities Fund
59. Small Company Growth Fund
60. Small Company Value Fund
61. Specialized Health Sciences Fund
62. Specialized Technology Fund
63. Stable Income Fund
64. Strategic Growth Allocation Fund
65. Strategic Income Fund
66. Tactical Maturity Bond Fund
67. Treasury Plus Institutional Money Market Fund
68. Treasury Plus Money Market Fund
69. WealthBuilder Growth and Income Portfolio
70. WealthBuilder Growth Balanced Portfolio
71. WealthBuilder Growth Portfolio
72. 100% Treasury Money Market Fund


Approved by the Board of Trustees: March 26, 1999, as amended May 9, 2000, July 25, 2000, December 18, 2000, February 6, 2001, May 8, 2001, November 6, 2001,
November 27, 2001, December 23, 2001, February 5, 2002, May 7, 2002, November 5, 2002, December 18, 2002 and May 6, 2003.

The parties to this Agreement last approved the Funds listed in this Appendix as of June 9, 2003.

WELLS FARGO FUNDS TRUST                       BOSTON FINANCIAL DATA SERVICES,
                                              INC.

BY: /s/ C. David Messman                      BY: /s/ Lynda Kaplan
    -----------------------------                 ----------------------------
    C. David Messman                              Lynda Kaplan
    Secretary                                     Division Vice President

                                       2

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                                                                   EX-99.B(h)(3)

                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     between
                             Wells Fargo Funds Trust
                                       and
                      Boston Financial Data Services, Inc.

       This Amendment is made as of this 1st day of March, 2003 among Wells Fargo Funds Trust (the "Fund"), Wells Fargo Funds Management, LLC (the "Administrator"), and Boston Financial Data Services, Inc. (the "Transfer Agent"). In accordance with Article 17.1 (Amendment) of the Transfer Agency and Service Agreement between the Fund and the Transfer Agent dated as of November 8, 1999, as amended, (the "Agreement") the parties desire to amend the Agreement as set forth herein.

       NOW THEREFORE, the parties agree as follows:

1. That Section 3 (Fees and Expenses) of the Agreement be and hereby is amended to add the following new Section 3.6:

       3.6 Payments by Administrator. Any fees, expenses and advances due to the Transfer Agent under this Agreement will be paid to the Transfer Agent by Wells Fargo Funds Management, LLC, the administrator for the portfolios of the Fund (the "Administrator"); provided, however, that payments made by the Administrator on behalf of the Fund shall be made in accordance with the terms of this Section 3.

2. That Section 17.13 (Notices) of the Agreement be and hereby is amended to add the following new Section 17.13(c):

   17.13(c) With copies of all billing notices or invoices sent to the Administrator, to:

                  Wells Fargo Funds Management, LLC
                  525 Market Street, 9th Floor
                  San Francisco, California 94105
                  Attention: Stacie D. DeAngelo
                  Fax: (415) 979-7068

3. All defined terms and definitions in the Agreement shall be the same in this amendment except as specifically revised by this amendment.

                                       3

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


WELLS FARGO FUNDS TRUST                    BOSTON FINANCIAL DATA SERVICES,
                                           INC.

By: /s/ C. David Messman                   By: /s/ Lynda Kaplan
    -------------------------------            -------------------------------

Name: C. David Messman                     Name: Lynda Kaplan

Title: Secretary                           Title: Division Vice President

WELLS FARGO FUNDS MANAGEMENT, LLC

(A party to this Amendment for purposes of accepting the payment obligation set forth in Section 3.6 above)



By: /s/ Stacie D. DeAngelo
    ---------------------------

Name: Stacie D. DeAngelo

Title: Vice President